Exhibit 5.1

DERRICK & BRIGGS, LLP

A PROFESSIONAL PARTNERSHIP

ATTORNEYS AND COUNSELORS AT LAW

BANCFIRST TOWER, SUITE 2700
100 N.  BROADWAY AVENUE
OKLAHOMA CITY, OKLAHOMA 73102

December 10, 2020

PHX Minerals Inc.
1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

Re:PHX Minerals Inc.  – Registration Statement on Form S-3/A

Ladies and Gentlemen:

We have acted as counsel to PHX Minerals Inc., an Oklahoma corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3/A on December 10, 2020 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, provides for the registration by the Company of one or more of the following securities with an aggregate offering price of up to $75,000,000:  (i) shares of the Company’s Class A Common Stock, par value $0.01666 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, which may be issued in one or more series (the “Preferred Stock”); (iii) debt securities, in one or more series, which may be convertible into shares of Common Stock or shares of Preferred Stock (the “Debt Securities”); (iv)  warrants to purchase Common Stock, Preferred Stock, or Debt Securities, or any combination thereof (the “Warrants”); and/or (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, or Warrants, in any combination (the “Units”).  The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are each described in the Registration Statement, and are collectively referred to herein as the “Securities” and are sometimes individually referred to as a “Security”.  The Securities may be issued by the Company in one or more series and may be offered and sold by the Company from time to time in amounts, at prices, and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto (including post-effective amendments), and one or more Prospectus

PHX Minerals Inc.
December 10, 2020

Supplements.  Capitalized terms not otherwise defined in this opinion letter have the meanings ascribed in the Registration Statement.

We are providing this opinion letter to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In preparing this opinion letter, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents, where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of any Securities under the Registration Statement:

(a)The Registration Statement and any amendments relating thereto (including post-effective amendments) shall have become effective under the Securities Act and will continue to be effective;

(b)One or more Prospectus Supplements relating to the Securities being offered will have been prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and will comply with all applicable laws;

(c)If the Securities being offered are to be sold under a purchase, underwriting, or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement relating to the Securities being offered, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will have been duly authorized, executed, and delivered by the Company and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms, and any Securities offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof;

(d)Any indenture (“Indenture”) relating to Debt Securities, any warrant agreement (“Warrant Agreement”) relating to the Warrants, and any unit agreement (“Unit Agreement”) relating to the Units, in each case in the form filed as an exhibit

PHX Minerals Inc.
December 10, 2020

to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Exchange Act, will have been duly authorized, executed, and delivered by the Company and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms;

(e)The Securities being offered and any related Underwriting Agreement, amendments to the Company’s Certificate of Incorporation, Indenture, Warrant Agreement, or Unit Agreement, as applicable, describing such Securities will conform in all material respects to the description thereof in the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Securities being offered;

(f)The Securities being offered will have been issued and sold in compliance with applicable Federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Securities being offered;

(g)Any applicable listing or other requirements of any securities exchange on which the Securities being offered may be listed will have been complied with;

(h)The rights, powers, privileges, preferences, and other terms, if any, of any Security to be established after the date hereof, and the terms of the issuance, sale, and delivery of any Security being offered (a) will be in conformity with the Company’s Certificate of Incorporation and Bylaws as then in effect, (b) will not violate any applicable law or result in a breach of or default under any agreement or instrument to which the Company is then a party or which is then binding upon the Company, and (c) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)With respect to any shares of Common Stock or Preferred Stock being offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized, designated (in the case of Preferred Stock), and available for issuance, and the consideration for the issuance and sale of the Common Stock or Preferred Stock is in an amount that is not less that the par value of the Common Stock or Preferred Stock, as applicable;

(j)Any Securities issuable upon conversion, exchange, or exercise of any Security being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, and that, upon the issuance of any shares of Common Stock or Preferred Stock issuable upon conversion or exercise of any of the Securities, the total number of shares of Common Stock and Preferred Stock of the Company, issued and outstanding, as applicable, will not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation; and

PHX Minerals Inc.
December 10, 2020

(k)The Company shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and shall have the necessary power and authority to issue and sell such Securities.

Based upon and subject to the foregoing, if the board of directors of the Company has taken all necessary corporate action to authorize the issuance and terms of the applicable Securities, including the terms of the offering thereof and related matters in accordance with the applicable underwriting, purchase, or similar agreement for such offering, and when issued and paid for as described in the Registration Statement (including any shares of Common Stock issuable in connection with the conversion of any shares of Preferred Stock or any shares of Common Stock or any shares of Preferred Stock issuable in connection with the exercise of any Warrants, or Units), we are of the opinion that the Securities will be validly issued, fully paid, and nonassessable, enforceable against the Company in accordance with their terms.

Our opinion herein is expressed solely with respect to the laws of the United States and the laws of the State of Oklahoma.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any Federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof.  In addition, the foregoing opinion is qualified to the extent that enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ and debtors’ rights generally (including any state or Federal law in respect of fraudulent transfers).  Further, we express no opinion as to compliance with or the effect of Federal or state securities or blue sky laws.  As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it under the applicable provisions of the Securities Act.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert”, as used in Section 11 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the

PHX Minerals Inc.
December 10, 2020

Registration Statement.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.  We note that our legal opinion is an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/   Derrick & Briggs, LLP